EXHIBIT 99.2

Firetainment Inc.

Balance Sheets

(Unaudited)

	September 30, 2019	December 31, 2018
ASSETS
CURRENT ASSETS
Cash	$30,340	$7,189
Accounts receivable, net	17,038	11,119
Inventory	65,424	66,331
Other current assets	4,524	7,626
Total Current Assets	117,326	92,265

FIXED ASSETS, NET	76,019	17,370

TOTAL ASSETS	$193,345	$109,635

LIABILITIES AND STOCKHOLDERS DEFICIT
CURRENT LIABILITIES
Line of credit - related party	$119,790	$116,691
Related party advances	471,150	436,850
Notes payable	198,175	163,582
Finance lease liability, current portion	13,405	-
Accounts payable	78,674	86,181
Accrued expenses	104,814	112,550
Total Current Liabilities	986,008	915,854

NON CURRENT LIABILITIES
Finance lease liability	47,972	-
Total Liabilities	1,033,980	915,854
COMMITMENTS AND CONTINGENCIES

STOCKHOLDER'S DEFICIT
Common Stock, 100 shares authorized, issued and outstanding at September 30, 2019 and December 31, 2018	100	100
Additional paid-in-capital	124,000	124,000
Accumulated deficit	(964,735)	(930,319)
	(840,635)	(806,219)

TOTAL LIABILITIES AND STOCKHOLDER'S DEFICIT	$193,345	$109,635

See accompanying notes to the financial statements.

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Firetainment Inc.

Statements of Operations

(Unaudited)

	For the Nine Months September 30,
	2019	2018

Revenue	$750,492	$680,017
Cost of goods sold	520,491	584,313
Gross profit	230,001	95,704

General and administrative expenses	158,485	147,134
Selling expense	19,133	41,936
Salaries and wages	29,128	31,137
	206,746	220,207
Income (loss) from operations	23,255	(124,503)
Other income (expense)
Interest expense	(57,671)	(36,736)
Other income	-	-
Total other income (expense)	(57,671)	(36,736)

Provision for income taxes	-	-

Net loss	$(34,416)	$(161,239)

Net loss per common share - basic and diluted	$(344)	$(1,612)

Weighted average number of shares outstanding during the year - basic and diluted	100	100

See accompanying notes to the financial statements.

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Firetainment Inc.

Statements of Changes in Stockholder's Deficit

Nine Months Ended September 30, 2019 and 2018

(Unaudited)

	Common Stock	Additional paid-in- capital	Accumulated deficit	Total

Balance, December 31, 2017	$100	$124,000	$(700,821)	$(576,721)

Net Loss	-	-	(161,239)	(161,239)

Balance, September 30, 2018	$100	$124,000	$(862,060)	$(737,960)

Balance, December 31, 2018	$100	$124,000	$(930,319)	$(806,219)
				-
Net Loss	-	-	(34,416)	(34,416)

Balance, September 30, 2019	$100	$124,000	$(964,735)	$(840,635)

See accompanying notes to the financial statements.

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Firetainment Inc.

Statements of Cash Flow

For the Nine Months Ended

(Unaudited)

	September 30, 2019	September 30, 2018

CASH FLOWS USED IN OPERATING ACTIVITIES
Net Loss	$(34,416)	$(161,239)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	15,021	5,560
Amortization	-	67
Changes in current assets and liabilities:
Accounts receivable	(5,919)	30,887
Inventory	907	75,837
Accounts payable	(7,507)	(75,505)
Accrued expenses	(7,736)	16,071
Other current assets	3,102	(13,136)
Net cash provided by operating activities	(36,548)	(121,458)

INVESTING ACTIVITIES
Purchase of fixed assets	(3,237)	(3,730)
Net cash provided by investing activities	(3,237)	(3,730)

FINANCING ACTIVITIES
Payments on notes payable	(51,465)	(100,000)
Proceeds on notes payable	86,058	-
Advances from related parties	34,300	231,100
Line of credit, net	3,099	2,961
Payments on Finance lease obligations	(9,056)	-
Net cash provided by financing activities	62,936	134,061

Net cash increase for period	23,151	8,873

Cash at beginning of period	7,189	2,780

Cash at end of period	$30,340	$11,653

See accompanying notes to the financial statements.

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Firetainment, Inc.

Notes to the Financial Statements

September 30, 2019 and 2018

(Unaudited)

NOTE 1 – NATURE OF BUSINESS AND BASIS OF PRESENTATION

Firetainment, Inc. was incorporated in the state of Florida on November 15, 2010. The Company started operations as a sales and marketing company, distributing fire pits to its customers. In 2016, began manufacturing its own brand of fire pit tables and outdoor accessory items through over 175 retail locations nationwide. The full product line consists of twenty-five (25) shapes and sizes of fire pit and accessory tables within the standard design options, creating in excess of 15,000 potential design combinations. Each of the fire pits are made in the USA and are ANSI certified.

On April 23, 2018, Viabuilt Ventures entered into a Plan of Reorganization and Agreement of Securities Exchange (the “Agreement”) with the Company. The Agreement will result in the merger of Firetainment into VIABUILT Ventures with the corporation to survive as Firetainment Inc. Pursuant to the Agreement, Viabuilt agreed to issue the Company two hundred million (200,000,000) common shares in exchange for all common shares of the Company. Under the Agreement, upon execution, the Company the immediate right to the appointment of the directors and officers of Viabuilt by the resignation of the existing sole director and officer of Viabuilt.

Also, on April 23, 2018, the Board of Directors of Viabuilt appointed William Shawn Clark as their Chief Executive Officer, Chief Financial Officer, Secretary and Treasurer as well as our Sole Director.

The April 23, 2018 Agreement was terminated on March 26, 2019, and replaced on March 26, 2019 by a Share Exchange Agreement, whereby upon closing the shareholder of Firetainment, Inc. will be issued a total of 5,000,000 shares of Common Stock of Viabuilt in exchange for 100% of the capital stock of the Company. The closing of this transaction will be completed upon the completion of the audit of the Financial Statements of the Company for the years ended December 31, 2018 and 2017, and upon the closing Firetainment, Inc. will become a wholly-owned subsidiary of Viabuilt.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts or revenues and expenses during the reporting period. Actual results could differ from those estimates. The Company’s significant estimates, judgments, and assumptions used in these financial statements include those related to revenues, accounts receivable and related allowances and contingencies. These estimates, judgments, and assumptions are reviewed periodically and the effects of material revisions in estimates are reflected in the financial statements prospectively from the date of the change in estimate.

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Cash

We consider all highly liquid investments with an original maturity of three months or less when purchased to be cash equivalents. Cash and cash equivalents consist of demand deposits at commercial banks. We currently do not have cash deposits at financial institutions in excess of federally insured limits.

Revenue Recognition

The Company recognizes revenue in accordance with ASC Topic 606, Revenue From Contracts With Customers, which was adopted on January 1, 2018 using the modified retrospective method. Revenues are recognized when control of the promised goods or services is transferred to the customer in an amount that reflects the consideration the Company expects to be entitled to in exchange for transferring those goods or services. Revenue is recognized based on the following five step model:

-	Identification of the contract with a customer
-	Identification of the performance obligations in the contract
-	Determination of the transaction price
-	Allocation of the transaction price to the performance obligations in the contract
-	Recognition of revenue when, or as, the Company satisfies a performance obligation

Product sales are recognized all of the following criteria are satisfied: (i) a contract with an end user exists which has commercial substance; (ii) it is probable the Company will collect the amount charged to the end user; and (iii) the Company has completed its performance obligation whereby the end user has obtained control of the product. A contract with commercial substance exists once the Company receives and accepts a purchase order or once it enters into a contract with an end user. If collectability is not probable, the sale is deferred and not recognized until collection is probable or payment is received. Control of products typically transfers when title and risk of ownership of the product has transferred to the customer. Net revenues comprise gross revenues less customer discounts and allowances, actual and expected returns. Shipping charges billed to customers are included in net sales. Various taxes on the sale of products and enrollment packages to customers are collected by the Company as an agent and remitted to the respective taxing authority. These taxes are presented on a net basis and recorded as a liability until remitted to the respective taxing authority.

Contract Liabilities

The Company may at times receive payment at the time customer places an order. Amounts received for undelivered product or services not yet provided are considered a contract liability and are recorded as deferred revenue. As of September 30, 2019 and 2018, the Company had deferred revenue of $7,069 and $10,588, respectively, related to unsatisfied performance obligations. These performance obligations were satisfied during the fourth quarter of 2019 and 2018, respectively.

Cost of Revenues

Cost of revenue includes all direct expenses incurred to produce the revenue for the period. This includes, but is not limited to, raw materials, direct employee cost, direct contract labor, transportation costs, equipment rental, equipment maintenance, and fuel. Cost of revenues are recorded in the same period as the resulting revenue.

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Allowance for Doubtful Accounts

The Company establishes an allowance for doubtful accounts to ensure trade receivables are not overstated due to non-collectability. The Company’s allowance is based on a variety of factors, including age of the receivable, significant one-time events, historical experience, and other risk considerations. The Company’s allowance at September 30, 2019 and 2018 was $- and $-, respectively. The Company recorded bad debt expense of $- and $- for the nine months ended September 30, 2019 and 2018, respectively.

Inventory

Inventory is valued at the lower of cost or net realizable value. Cost is determined using a weighted-average cost method. The Company decreases the value of inventory for estimated obsolescence equal to the difference between the cost of inventory and the estimated market value, based upon an aging analysis of the inventory on hand, specifically known inventory-related risks, and assumptions about future demand and market conditions. The Company has no reserve as of September 30, 2019 and 2018, respectively.

No single vendor accounted for over 10% of purchases for the nine months ended September 30, 2019 and 2018, respectively.

Fixed Assets, Net

Fixed assets are recorded at cost. Expenditures for major additions and betterments are capitalized. Maintenance and repairs are charged to operations as incurred. Depreciation is computed by the straight-line method over the assets estimated useful life. Upon the sale or retirement of property and equipment, the related cost and accumulated depreciation are removed from the accounts and any gain or loss is reflected in statements of operations.

Classification	Equipment Useful Lives
Estimate	5 to 7 years
Automobiles	5 years
Furniture and fixtures	4 to 7 years

Impairment of long-lived assets

The Company follows paragraph 360-10-05-4 of the FASB Accounting Standards Codification for its long-lived assets. The Company’s long-lived assets, such as intellectual property, are required to be reviewed for impairment annually, or whenever events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable.

The Company assesses the recoverability of its long-lived assets by comparing the projected undiscounted net cash flows associated with the related long-lived asset or group of long-lived assets over their remaining estimated useful lives against their respective carrying amounts. Impairment, if any, is based on the excess of the carrying amount over the fair value of those assets. Fair value is generally determined using the asset’s expected future discounted cash flows or market value, if readily determinable. If long-lived assets are determined to be recoverable, but the newly determined remaining estimated useful lives are shorter than originally estimated, the net book values of the long-lived assets are depreciated over the newly determined remaining estimated useful lives.

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The Company determined that there were no impairments of long-lived assets at September 30, 2019 and 2018.

Accounts payable and accrued expenses

Accounts payable and accrued expenses are carried at amortized cost and represent liabilities for goods and services provided to the Company prior to the end of the financial year that are unpaid and arise when the Company becomes obliged to make future payments in respect of the purchase of these goods and services.

Income taxes

The Company is a subchapter S corporation. The Company is taxed as a partnership, with its losses distributed to the shareholders. There is no income tax provision for the Company.

Effect of Recent Accounting Pronouncements

Accounting Standards Adopted During the Quarter Ended March 31, 2019

The Company adopted Accounting Standards Update (“ASU”) No. 2016-02, Leases (Topic 842), as of January 1, 2018, using the modified retrospective approach. The modified retrospective approach provides a method for recording existing leases at the application date. In addition, the Company elected the available practical expedients permitted under the transaction guidance within the new standard. The most significant impact from the adoption of the new standard was the recognition of operating lease right-of-use assets and operating lease liabilities. Adoption of the new standard resulted in no additional lease assets and liabilities as of January 1, 2019. The standard did not materially impact the net income and had no impact on cash flows.

Recently Issued Accounting Standards Not Yet Adopted

The Company has reviewed all recently issued, but not yet adopted, accounting standards, in order to determine their effects, if any, on its results of operations, financial position or cash flows. Based on that review, the Company believes that no other pronouncements will have a significant effect on its financial statements.

NOTE 3 – GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the realization of assets and the liquidation of liabilities in the normal course of business. As of September 30, 2019, the Company has a working capital deficit of $868,682 and accumulated losses from operations of $964,735. The Company intends to fund operations through debt and equity financing arrangements, which may be insufficient to fund its capital expenditures, working capital and other cash requirements through the next 12 months.

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The Company is dependent upon, among other things, obtaining additional financing to continue operations and to execute its business plan. In response to these problems, management intends to raise additional funds through public or private placement offerings. No assurances can be made that management will be successful in pursuing any of these strategies.

These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

NOTE 4 - ACCOUNTS RECEIVABLE

Accounts receivable comprise the following at September 30, 2019 and December 31, 2018:

	At September 30, 2019	At December 31, 2018
Amounts due from factor	$6,321	$5,000
Unfactored accounts receivable	10,717	6,119
Allowance for doubtful accounts	0	0
Receivables, net	$17,038	$11,119

Pursuant to a factoring agreement, with non-recourse against the Company in the event of a loss, the Company’s principal bank acts as its factor for a majority of the Company’s receivables, which are assigned on a pre-approved basis. At September 30, 2019, and December 31, 2018, the factoring charge amounted to 2.9% of the receivables assigned. The Company’s obligations to the bank are collateralized by all of the Company’s accounts receivable, inventories, and equipment. The advances for factored receivables are made pursuant to the factoring agreement which expires with 30 days’ notice.

Factor will hold back 10% of invoices purchased which will be referred to as a reserve.

The Company agrees that in the event any claim or defense is asserted by the customer against the Factor, the Company shall on demand, repurchase that invoice for cash or as a credit against new invoices if available, for a price equal to the rest of said invoice remaining unpaid, and the Company shall indemnify and hold Factor harmless from any and all liability that may result at any time from any and all liability that may result from any claim asserted by the customer for recovery of amounts paid arising out of any promise, representation or warranty made by Client or his agent to the customer.

NOTE 5 – OTHER CURRENT ASSETS

The Company has entered into barter agreements, whereby it delivered inventory in exchange for future advertising credits. As of September 30, 2019, the Company recorded $4,004 in amounts due from barter exchange.

The Company assesses the recoverability of barter credits periodically. Factors considered in evaluating the recoverability include management’s plans with respect to advertising and other expenditures for which barter credits can be used. Any impairment losses are charged to operations as they are determinable. During the nine months ended September 30, 2019 and 2018, no losses were charged to operations for impairment losses.

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NOTE 6 - FIXED ASSETS, NET

Property and equipment consist of machinery, equipment and vehicles. The property and equipment are depreciated using the straight-line method over their estimated useful life of 5-7 years. Our property and equipment, net consist of the following:

	At September 30, 2019	At December 31, 2018
Machinery & Equipment	$104,229	$30,559
Furniture & Fixtures	47,450	47,450
Total	151,679	78,009
Less: accumulated depreciation	(75,660)	(60,639)
Fixed assets, net	$76,019	$17,370

Depreciation expense was $15,021 and $5,560 for the nine months ended September 30, 2019 and 2018, respectively.

The Company purchased a hydraulic shear for $28.000 in 2019 which was financed through BCI capital over 60 months at a monthly payment of $557.76. The Company also purchased though a lease with Marlin Capital, a press brake for $30,200. This lease was a 5-year lease with a monthly payment of $643.34 per month. As of September 30, 2019, the Company recorded lease payable of $28,473 and $32,904 for BCI and Marlin lease payable, respectively.

NOTE 7 - LINE OF CREDIT - RELATED PARTY

The Company has an unsecured $100,000 line of credit with Thomas Wenz, a former shareholder, with no maturity date. The Company owes $119,790 and $116,691 at September 30, 2019 and December 31, 2018, respectively. The loan accrues interest at the rate of 3.5% interest. No principal payments have been made on the loan and the amount outstanding includes accrued interest of $19,790 and $16,691 at September 30, 2019 and December 31, 2018, respectively.

NOTE 8 - RELATED PARTY ADVANCES

The Company received unsecured and non-interest-bearing advances from Thomas Wenz a former shareholder with no repayment terms. Amounts due were $471,150 and $436,850 at September 30, 2019 and December 31, 2018, respectively.

NOTE 9 - NOTES PAYABLE

On July 1, 2017 the Company entered into an unsecured promissory note with Kevin Fulp for $50,000 at 8% interest. Mr. Fulp is a former shareholder. The balance of $50,000 was outstanding as of September 30, 2019 and December 31, 2018, respectively. The note is past due and is due on demand.

On July 1, 2017 the Company entered into a loan agreement with William S. Clark for $50,000 at 8% interest. Mr. Clark is the sole shareholder of Firetainment, Inc. The balance of $50,000 was outstanding as of September 30, 2019 and December 31, 2018, respectively. The note is past due and is due on demand.

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On October 22, 2018, the Company entered into a $75,000 note payable with Channel Partner Capital. The loan is guaranteed by Mr. Shawn Clark and secured by the assets of the Company. The principal and interest are payable at a rate of $360.12 per business day, at an effective interest rate of 37% and matures October 24, 2019. On August 23, 2019, the note was replaced by a new $100,000 loan payable to Channel Partner Capital. The proceeds of the loan were used, in part, to pay off the remaining balance on the previous loan. The new loan, principal and interest, is payable at the rate of $476.19 per day. The balance of the note payable at September 30, 2019 and December 31, 2018 was $98,175 and $63,582, respectively.

NOTE 10 – STOCKHOLDER’S (DEFICIT)

Common Stock

On November 15, 2010 the Company filed articles of incorporation in the State of Florida with 10,000 shares which were owned 50% by Kevin Fulp and 50% by William S. Clark. On June 6 ,2011 the Company issued 5% equity to William Gardner, as sweat equity, diluting the current shareholders.

On May 7, 2012 Tracy Stein purchased 20% equity ownership through an investment of $100,000 and a $25,000 loan at 6.5% together with a 10% royalty payment. On November 11, 2012 Tracy Stein increased his loan to $100,000, decreased his royalty to 5% and increased his equity to 25%. On July 1, 2014, Thomas Wenze purchased 13% equity for $100,000 and a $100,00 line of credit. On October 5, 2015, Tracy Stein acquired the shares of Kevin Fulp and William S. Clark as a result of a default on the outstanding loan.

On February 9, 2017, Thomas Wenz executed a buy/sell agreement for the ownership of Tracy Stein’s shares. On May 30, 2017 Thomas Wenz purchased William Gardner’s shares for $6,500 giving Mr. Wenz 100% of the equity of the Company.

On November 1, 2018, William S. Clark purchased Thomas Wenz’s shares in the Company’s equity for $100. Mr. William S. Clark is currently the sole shareholder in Firetainment, Inc.

NOTE 11 – INCOME TAXES

No provision was made for income taxes since the Company is a Subchapter S Corporation and is taxed as a partnership. The net losses are allocated to the owners of the Company.

NOTE 12 – COMMITMENTS AND CONCENTRATIONS

The Company has a diverse customer base with approximately 100 customers, of which 2 customers accounted for approximately $340,000 or 44% of sales for the nine months ended September 30, 2019.

There are two customers which represented $179,752 or approximately 23% of sales for the year ended September 30, 2018.

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The Company leases its manufacturing and warehouse facility on a month to month basis from a related party. Lease costs for the nine months ended September 30, 2019 and for the year ended December 31, 2018 were $7,835 and $11,842, respectively.

The Company entered into a consulting agreement with William Shawn Clark, it’s Chief Executive Officer and the sole shareholder for services to be provided from January 1, 2016 through December 31, 2019 at an annual compensation of $65,000 payable 1/52 each week. The agreement provides for a renewal notification to be received by September 30, 2019. As of the date of these financial statements, no renewal notification has been sent.

NOTE 13 – SUBSEQUENT EVENTS

On March 26, 2019, the Company entered into a Share Exchange Agreement with Viabuilt Ventures, Inc., whereby upon closing the sole shareholder of Firetainment, Inc. will be issued a total of 7,000,000 shares of Common Stock of the Viabuilt in exchange for 100% of the capital stock of Firetainment, Inc. The closing of this transaction will be completed upon the completion of the audit of the financial statements of Firetainment, Inc. William Shawn Clark, the President of the Company, is also the President of Viabuilt Ventures, Inc.

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